Exhibit 4.5

SIXTH SUPPLEMENTAL INDENTURE

TO

INDENTURE DATED APRIL 7, 2021

EXPAND ENERGY CORPORATION

Sixth Supplemental Indenture (this “Supplemental Indenture”), dated as of October 28, 2024, among Expand Energy Corporation, an Oklahoma corporation formerly known as Chesapeake Energy Corporation (the “Company”), and Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company (as successor to Vine Energy Holdings LLC, a Delaware limited liability company) has heretofore executed and delivered to the Trustee an indenture dated as of April 7, 2021 (as amended, supplemented or modified from time to time, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 6.750% Senior Notes due 2029 (the “2029 Notes”);

WHEREAS, on October 1, 2024, in connection with a series of mergers involving Southwestern Energy Company, a Delaware corporation (“Southwestern”), and certain wholly-owned subsidiaries of the Company, each subsidiary guarantor set forth on Exhibit A hereto (collectively, the “Released Guarantors”) became party to (or continued as an obligor with respect to):

(i)	the Indenture,

(ii)	the Indenture, dated as of January 23, 2015 by and between the Company (as successor in interest to Southwestern) and Regions Bank (as successor in interest to U.S. Bank National Association) as trustee, governing the issuance of the 4.950% Senior Notes due 2025 (as supplemented, the “2025 Southwestern Indenture”),

(iii)	the Indenture, dated as of September 25, 2017 between the Company (as successor in interest to Southwestern) and U.S. Bank National Association as trustee, governing the issuance of the 8.375% Senior Notes due 2028 (as supplemented, the “2028 Southwestern Indenture”),

(iv)	the Indenture, dated as of August 30, 2021 between the Company (as successor in interest to Southwestern) and Regions Bank as trustee, governing the issuance of the 5.375% Senior Notes due 2029, the 5.375% Senior Notes due 2030 and the 4.750% Senior Notes due 2032 (as supplemented, the “2029 Southwestern Indenture”), and

(v)	the Indenture, dated as of February 5, 2021 between the Company (as successor in interest to Chesapeake Escrow Issuer LLC) and Deutsche Bank Trust Company Americas as trustee, governing the issuance of the 5.500% Senior Notes due 2026 and the 5.875% Senior Notes due 2029 (as supplemented, the “2029 Chesapeake Indenture,” together with the Indenture, the 2025 Southwestern Indenture, the 2028 Southwestern Indenture and the 2029 Southwestern Indenture, the “Expand Indentures”)

guaranteeing all of the Company’s obligations and duties under each of the Expand Indentures (the “Security Guarantees”).

WHEREAS, Section 4.16 of the Indenture provides that, upon the 2029 Notes receiving certain specified credit ratings (a “Covenant Suspension Event”), the covenants described under Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.15, 5.01(a)(1)(d) and 5.01(b) of the Indenture will cease to apply with respect to the 2029 Notes;

WHEREAS, Section 10.06 of the Indenture provides that under certain circumstances each of the Released Guarantors will be released of any obligations under its Guarantee (as defined in the Indenture), including upon the release or discharge of the guarantee by, or direct obligation of, such Guarantor of indebtedness under a credit facility or capital markets indebtedness of any Company or any Guarantor (as defined in the Indenture) that resulted in the creation of such Guarantee or the occurrence of a Covenant Suspension Event;

WHEREAS, concurrently with the effectiveness of this Supplemental Indenture, each of the Released Guarantors is released from all guarantees and obligations the under the Credit Agreement, dated as of December 9, 2022, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, the lenders from time to time party thereto and any other persons from time to time party thereto;

WHEREAS, concurrently with the effectiveness of this Supplemental Indenture, each of the Released Guarantors is released from all guarantees and obligations under the 2025 Southwestern Indenture, the 2028 Southwestern Indenture, the 2029 Southwestern Indenture and the 2029 Chesapeake Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the Company has been duly authorized to enter into this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)            Termination of Covenants. Pursuant to Section 4.16 of the Indenture, the covenants described in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.15, 5.01(a)(1)(d) and 5.01(b) of the Indenture are suspended with respect to the 2029 Notes and no Default or Event of Default shall result from any failure to comply with any of the provisions of such Sections during the Suspension Period.

(3)            Release of Certain Guarantors. Pursuant to Section 10.06 the Indenture, each of the Released Guarantors is hereby released and relieved of any obligations under its Guarantee with respect to the Indenture.

(4)            No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or equity holder of the Company or any Parent Company will have any liability for any obligations of the Company under the 2029 Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting 2029 Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2029 Notes.

(5)            Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6)            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (by ‘.pdf’ or other format) transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (by ‘.pdf’ or other format) shall be deemed to be their original signatures for all purposes.

(7)            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)            The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

(9)            Successors. All agreements of the Company in this Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

EXPAND ENERGY CORPORATION,
as Issuer and Obligor

By:	/s/ Mohit Singh
	Name:	Mohit Singh
	Title:	Executive Vice President and Chief Financial Officer

[Signature page to CHK Sixth Supplemental Indenture]

TRUSTEE:

Wilmington Trust, National Association, as Trustee

By:	/s/ Quinton M. DePompolo
	Name:	Quinton M. DePompolo
	Title:	Assistant Vice President

[Signature page to CHK Sixth Supplemental Indenture]

EXHIBIT A

BRIX FEDERAL LEASING CORPORATION

CHESAPEAKE NG VENTURES CORPORATION

WINTER MOON ENERGY CORPORATION

CHESAPEAKE AEZ EXPLORATION, L.L.C.

CHESAPEAKE APPALACHIA, L.L.C.

CHESAPEAKE E&P HOLDING, L.L.C.

CHESAPEAKE ENERGY LOUISIANA, LLC

CHESAPEAKE ENERGY MARKETING, L.L.C.

CHESAPEAKE EXPLORATION, L.L.C.

CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.

CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.

CHESAPEAKE PLAINS, LLC

CHESAPEAKE ROYALTY, L.L.C.

CHESAPEAKE VRT, L.L.C.

CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.

COMPASS MANUFACTURING, L.L.C.

EMPRESS, L.L.C.

GSF, L.L.C.

MC LOUISIANA MINERALS, L.L.C.

MC MINERAL COMPANY, L.L.C.

CHESAPEAKE OPERATING, L.L.C.

VINE OIL & GAS PARENT GP LLC

CHESAPEAKE LOUISIANA, L.P.

EMLP, L.L.C.

EMPRESS LOUISIANA PROPERTIES, L.P.

BRIX OPERATING LLC

BRIX OIL & GAS HOLDINGS LP

CHK UTICA, L.L.C.

CYPRESS EXPLORATION & DEVELOPMENT LLC

CYPRESS E&D HOLDINGS, LP

CYPRESS OIL & GAS LLC

RIVIERA 2000 PA, LLC

TWIN HILLS MARCELLUS, LLC

VINE MANAGEMENT SERVICES LLC

VINE MINERALS LLC

CHESAPEAKE MINERALS LLC

VINE ENERGY OPERATING LP

VINE OIL & GAS PARENT LP

VINE OIL & GAS GP LLC

BRIX OIL & GAS HOLDINGS GP LLC

A.W. REALTY COMPANY, LLC

ANGELINA GATHERING COMPANY, L.L.C.

SWN DRILLING COMPANY, LLC

SWN E & P SERVICES, LLC

SWN ENERGY SERVICES COMPANY, LLC

SWN INTERNATIONAL, LLC

SWN MIDSTREAM SERVICES COMPANY, LLC

SWN PRODUCTION COMPANY, LLC

SWN PRODUCTION (LOUISIANA), LLC

SWN WATER RESOURCES COMPANY, LLC

SWN WELL SERVICES, LLC